EXHIBIT 10.5(e)
                                                        FORM 10-Q
                                 QUARTER ENDED SEPTEMBER 30, 1995

                           BUCYRUS-ERIE COMPANY


RESOLUTION - REVISION TO SECTION 1.06 OF THE BUCYRUS SALARIED
EMPLOYEES' RETIREMENT PLAN

   RESOLVED, that the Bucyrus Salaried Employees' Retirement Plan shall be amended, effective January 1, 1994, by adding the following language at the end of Section 1.06 thereof, which defines the term "Compensation":

   "Further, as provided in Model Amendment No. 1 set forth in Internal Revenue Service Notice 88-131 and as adopted by the Company, for any Plan Year from 1989 through 1993, Compensation taken into account under the Plan for the purpose of calculating an Employee's Accrued Benefit (the Employee's accrued retirement income, including the right to any optional benefit provided under the Plan) shall not exceed $200,000, adjusted for changes in the cost of living, as provided under Code Section 401(a)(17). Starting with the Plan Year beginning on January 1, 1994, Compensation taken into account under the Plan for the purpose of calculating an Employee's Accrued Benefit shall not exceed $150,000, adjusted for changes in the cost of living, as provided under Code Section 401(a)(17). Finally, as provided in option 3 of Part II of Internal Revenue Service Revenue Procedure 94-13, from and after January 1, 1994, the Accrued Benefit of each '401(a)(17) Employee' as defined below will be determined as follows:

   (a)  Unless otherwise provided in the Plan, each 401(a)(17)
        Employee's Accrued Benefit under this Plan will be the greater of the Accrued Benefit determined for the Employee under (i) or (ii) below:

        (i) the Employee's Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on January 1, 1994, as applied to the Employee's total years of Credited Service taken into account under the Plan for the purpose of benefit accruals, or

        (ii)   the sum of:

               (1) the Employee's Accrued Benefit as of the last day of the Plan Year beginning before January
                    1, 1994, frozen in accordance with Section
                    1.401(a)(4)-13 of the regulations, and

               (2) the Employee's Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's years of Credited Service credited to the Employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals, not to exceed 35 less the number of years of credited service used in determining the Accrued Benefit under the immediately-preceding subsection (1) above.

   (b) A '401(a)(17) Employee' means an Employee whose current Accrued Benefit as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994 that exceeded $150,000."



                               CERTIFICATION

   I, David M. Goelzer, Vice President, Secretary and General Counsel of Bucyrus-Erie Company, a Delaware corporation, do hereby certify that the foregoing is a true and correct copy of a certain resolution duly adopted by written consent as of June 7, 1994 without a meeting of the Board of Directors and that said resolution is as effective as if adopted at a meeting of the Board duly called and held on that date.

   IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said Company this 13th day of June 1994.



                    /s/ David M. Goelzer
                    Vice President, Secretary and General Counsel